                                                                      Exhibit 23

                          Independent Auditors' Consent

The Board of Directors
Fastenal Company:

We consent to the incorporation by reference in Registration Statement No. 333-52765 on Form S-8 of Fastenal Company of our report dated January 18, 2002 relating to the consolidated balance sheets of Fastenal Company and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, and our report dated January 18, 2002 relating to the related financial statement schedule, which reports are included or incorporated by reference in the Annual Report on Form 10-K of Fastenal Company for the year ended December 31, 2001. Our report refers to the adoption of Statement of Financial Accounting Standards No. 141, Business Combinations, on July 1, 2001.

                                                          /s/ KPMG LLP
                                                          KPMG LLP




Minneapolis, Minnesota
March 5, 2002